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Exhibit 4.11

TRUST AGREEMENT
OF
SHC CAPITAL TRUST I

        THIS TRUST AGREEMENT is made as of June 21, 2002 (this "Agreement"), by and among Sabre Holdings Corporation, a Delaware corporation, as depositor (the "Depositor"), The Bank of New York (Delaware), as trustee (the "Delaware Trustee"), and James F. Brashear, Michael I. Tsai and Andrew H. Caudal, as trustees (collectively the "Administrative Trustees") (the Administrative Trustees and the Delaware Trustee being collectively the "Trustees"). The Depositor and the Trustees hereby agree as follows:

          1.    The trust created hereby shall be known as "SHC Capital Trust I" (the "Trust"), in which name the Trustees or the Depositor, to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued.

          2.    The Depositor hereby assigns, transfers, conveys and sets over to the Trust the sum of $10. Such amount shall constitute the initial trust estate. It is the intention of the parties hereto that the Trust created hereby constitute a business trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. Section 3801, et seq. (the "Business Trust Act"), and that this document constitute the governing instrument of the Trust. The Trustees are hereby authorized and directed to execute and file a certificate of trust with the Delaware Secretary of State in such form as the Trustees may approve.

          3.    The Depositor and the Trustees will enter into an amended and restated Trust Agreement satisfactory to each such party to provide for the contemplated operation of the Trust created hereby and the issuance of the Trust Preferred Securities and Trust Common Securities referred to therein. Prior to the execution and delivery of such amended and restated Trust Agreement, the Trustees shall not have any duty or obligation hereunder or with respect of the trust estate, except as otherwise required by applicable law or as may be necessary to obtain prior to such execution and delivery any licenses, consents or approvals required by applicable law or otherwise. Notwithstanding the foregoing, the Trustees may take all action which the Depositor deems necessary, convenient or incidental to effect the transactions contemplated herein and as the Trustees shall be directed in writing by the Depositor.

          4.    The Depositor is hereby authorized, in its sole discretion, (i) to file with the Securities and Exchange Commission (the "Commission") and to execute, in the case of the 1933 Act Registration Statement and 1934 Act Registration Statement, on behalf of the Trust, (a) the 1933 Act Registration Statement, including pre-effective or post-effective amendments to such Registration Statement, relating to the registration under the Securities Act of 1933, as amended (the "1933 Act"), of the Trust Preferred Securities of the Trust, (b) any preliminary prospectus or prospectus or supplement thereto relating to the Trust Preferred Securities required to be filed under the 1933 Act, and (c) if required, a Registration Statement on Form 8-A or other appropriate form (the "Registration Statement") (including all pre-effective and post-effective amendments thereto) relating to the registration of the Trust Preferred Securities of the Trust under the Securities Exchange Act of 1934, as amended; (ii) to file with the New York Stock Exchange or any national exchange and execute on behalf of the Trust a listing application and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the Trust Preferred Securities to be listed with the New York Stock Exchange or any national exchange; (iii) to file and execute on behalf of the Trust such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as shall be necessary or desirable to register the Trust Preferred Securities under the securities or "Blue Sky" laws of such jurisdictions as the Depositor, on behalf of the Trust, may deem necessary or desirable; (iv) to execute, deliver and perform, on behalf of the Trust, an underwriting agreement with the Depositor and the underwriter or underwriters of the

  Trust Preferred Securities of the Trust; (v) to execute, deliver and perform a depository agreement with the initial clearing agency, relating to the Trust Preferred Securities; and (vi) to apply for and obtain a tax identification number for the Trust.

  In the event that any filing referred to in this Section 4 is required by the rules and regulations of the Commission, PORTAL or state securities or Blue Sky laws to be executed on behalf of the Trust by the Trustees, the Trustees, in their capacity as trustees of the Trust, are hereby authorized and directed to join in any such filing and to execute on behalf of the Trust any and all of the foregoing, it being understood that the Delaware Trustee, in its capacity as trustee of the Trust, shall not be required to join in any such filing or execute on behalf of the Trust any such document unless required by the rules and regulations of the Commission, PORTAL or state securities or Blue Sky laws. In connection with all of the foregoing, the Depositor hereby constitutes and appoints each of James F. Brashear, Michael I. Tsai and Andrew H. Caudal as its true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for the Depositor or in the Depositor's name, place and stead, in any and all capacities, to sign any and all amendments (including all pre-effective and post-effective amendments) to the 1933 Act Registration Statement and any 1934 Act Registration Statement and to file the same, with all exhibits thereto, and any other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as the Depositor might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his respective substitute or substitutes, shall do or cause to be done by virtue hereof.

          5.    This Agreement may be executed in one or more counterparts.

          6.    The number of trustees of the Trust initially shall be three and thereafter the number of trustees of the Trust shall be such number as shall be fixed from time to time by a written instrument signed by the Depositor which may increase or decrease the number of trustees of the Trust; provided, however, that to the extent required by the Business Trust Act, one trustee of the Trust shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, any entity which has its principal place of business in the State of Delaware. Subject to the foregoing, the Depositor is entitled to appoint or remove without cause any trustee of the Trust at any time. Any trustee of the Trust may resign upon thirty days' prior notice to the Depositor.

          7.    This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to conflict of laws principles that would apply any other law.

          8.    The Delaware Trustee shall not have any of the powers or duties of the Administrative Trustees set forth herein, except as required under the Business Trust Act. The Delaware Trustee shall be a Trustee hereunder for the sole and limited purpose of fulfilling the requirements of Section 3807(a) of the Business Trust Act.

          9.    The Depositor hereby agrees, to the fullest extent permitted by applicable law, to (i) reimburse the Trustees for all reasonable expenses (including reasonable fees and expenses of counsel and other experts) and (ii) indemnify, defend and hold harmless the Trustees and any of the officers, directors, employees and agents of the Trustees (the "Indemnified Persons") from and against any and all losses, damages, liabilities, claims, actions, suits, costs, expenses, disbursements (including the reasonable fees and expenses of counsel), taxes and penalties of any kind and nature whatsoever (collectively, "Expenses"), to the extent that such Expenses arise out of or are imposed upon or asserted at any time against such Indemnified Persons with respect to the performance of this Trust Agreement, the creation, operation or termination of the Trust of the transactions contemplated hereby; provided, however, that the Depositor shall not be required to indemnify any

  Indemnified Person for any Expenses which are a result of the willful misconduct, bad faith or gross negligence of such Indemnified Person.

        IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement of SHC Capital Trust I to be duly executed as of the day and year first above written.

Sabre Holdings Corporation
By:	/s/ JAMES F. BRASHEAR James F. Brashear Corporate Secretary
The Bank of New York (Delaware), as Delaware Trustee
By:	/s/ WILLIAM T. LEWIS William T. Lewis, SVP
/s/ JAMES F. BRASHEAR James F. Brashear, as Administrative Trustee
/s/ MICHAEL I. TSAI Michael I. Tsai, as Administrative Trustee
/s/ ANDREW H. CAUDAL Andrew H. Caudal, as Administrative Trustee

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  Exhibit 4.11
TRUST AGREEMENT OF SHC CAPITAL TRUST I